Exhibit 99.1

Speed Commerce Reports Fiscal Second Quarter 2016 Results

DALLAS, TX – November 16, 2015 – Speed Commerce, Inc. (NASDAQ: SPDC), a leading provider of ecommerce technology and omni-channel solutions for retailers, reported financial results for its fiscal second quarter ended September 30, 2015.

Fiscal Q2 2016 Summary vs. Same Year-Ago Quarter

●	Net revenues increased 36% to $31.3 million

●	Adjusted gross profit margin was 17.1% compared to 23.9%

●	Adjusted EBITDA was $(0.6) million compared to $2.6 million

●	Net loss from continuing operations was $26.0 million or $(0.32) per diluted share versus a loss of $1.9 million or $(0.06) per diluted share

Fiscal Q2 2016 Financial Results from Continuing Operations

Net revenues in the fiscal second quarter of 2016 increased 36% to $31.3 million compared to $23.1 million in the year-ago quarter. The increase was due to the inclusion of Fifth Gear, which was acquired in the third quarter of fiscal 2015.

Adjusted gross profit margin was 17.1% compared to 23.9% in the year-ago quarter (see “Use of Non-GAAP Financial Information” below for further discussion about this and other non-GAAP measures). The decrease was due to higher operating costs in the company’s Ohio fulfillment center.

Adjusted EBITDA (a non-GAAP measure) was $(0.6) million compared to $2.6 million in the year-ago quarter.

Net loss from continuing operations was $26.0 million or $(0.32) per diluted share, compared to a loss of $1.9 million or $(0.06) per diluted share in the year-ago quarter. This net loss includes the impact of a $17.3 million pre-tax non-cash charge related to the impairment of goodwill and intangibles recognized during the second quarter of fiscal year 2016.

About Speed Commerce

Speed Commerce, Inc. (NASDAQ: SPDC) is a single-source provider of ecommerce technology and services that help retailers and manufacturers acquire new customers by providing personalized, relevant experiences. Services include ecommerce platform development; hosting, managed ecommerce, and marketing services; order and inventory management; pick, pack, and ship; returns processing; and 24/7 customer care. For additional information, please visit the company’s website at www.speedcommerce.com.

Use of Non-GAAP Information

In evaluating the company’s financial performance and operating trends, management considers information concerning the company’s adjusted gross margins, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the company’s website at www.speedcommerce.com.

Important Cautions Regarding Forward Looking Statements

The statements in this press release are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. These forward-looking statements are subject to risks and uncertainties, and the actual results that the company achieves, or reports in its Form 10-Q in connection with this period, may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the company’s history of financial losses and the possibility that it will achieve profitability; the potential that the company will not meet NASDAQ continued listing standards and that it may be delisted; The company’s need to meet covenants with respect to its credit facility that includes conditions that are outside of its control; difficult economic conditions that adversely affect the company or its clients; the company’s revenues being derived from a small group of clients; pending or prospective litigation may subject the company to significant costs; the seasonal nature of the company’s business; the company’s ability to quickly and cost-effectively adapt to the changing demands of its clients; the potential for the company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and fulfillment infrastructure; the company’s dependence on significant clients and vendors; the company’s ability to meet significant working capital requirements; and the company’s ability to compete effectively in the highly competitive markets that it serves. In addition to these, a detailed statement of risks and uncertainties is contained in the company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the company’s proxy materials, the company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release, will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at www.sec.gov or at one of the SEC’s other public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

SPEED COMMERCE, INC.

Consolidated Condensed Balance Sheets

(In thousands)

	(Unaudited)	(Audited)
	September 30,	March 31,
	2015	2015
Assets:
Current assets:
Cash	$2,011	$6,381
Accounts receivable, net	19,848	18,685
Inventory	1,575	1,687
Prepaid expenses	1,822	1,633
Other current assets	8,234	7,199
Total current assets	33,490	35,585
Property and equipment, net	21,391	23,072
Goodwill and intangible assets, net	67,685	87,357
Other long-term assets	11,051	12,268
Total assets	$133,617	$158,282
Liabilities and shareholders’ equity:
Current liabilities:
Current portion of long-term debt	$107,341	$2,750
Accounts payable	9,291	16,453
Accrued expenses	8,659	9,862
Other current liabilities	10,926	10,718
Total current liabilities	136,217	39,783
Long-term liabilities:
Long-term debt	-	96,000
Other liabilities	12,109	16,863
Total liabilities	148,326	152,646
Shareholders’ equity	(14,709)	5,636
Total liabilities and shareholders’ equity	$133,617	$158,282

SPEED COMMERCE, INC.

Consolidated Statements of Operations and Comprehensive (Loss)

(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three months ended September 30,		Six months ended September 30,
	2015	2014	2015	2014
Net revenues	$31,331	$23,067	$65,702	$45,127
Cost of revenues	25,960	17,555	51,614	34,896
Gross profit	5,371	5,512	14,088	10,231
Operating expenses:
Selling and marketing	690	763	1,296	1,765
General and administrative	5,064	3,943	10,186	7,751
Information technology	1,366	956	2,841	1,800
Depreciation and amortization	3,454	1,845	6,605	3,614
Goodwill and intangible impairment	17,344	-	17,344	-
Total operating expenses	27,918	7,507	38,272	14,930
Income (loss) from operations	(22,547)	(1,995)	(24,184)	(4,699)
Other income (expense):
Interest expense, net	(3,571)	(838)	(6,133)	(1,379)
Loss on early extinguishment of debt	-	(816)	-	(816)
Other income (expense), net	(589)	1,886	2,370	1,761
Income (loss) from operations, before income tax	(26,707)	(1,763)	(27,947)	(5,133)
Income tax expense	674	(119)	466	(173)
Net loss from continuing operations	(26,033)	(1,882)	(27,481)	(5,306)
Discontinued operations:
Gain on sale of discontinued operations	-	3,927	-	3,927
Income (loss) from discontinued operations, net of tax	124	(3,564)	(51)	(10,923)
Net loss	$(25,909)	$(1,519)	$(27,532)	$(12,302)

Basic net loss per common share
Continuing operations	$(0.32)	$(0.06)	$(0.35)	$(0.12)
Discontinued operations	-	0.01	-	(0.11)
Net loss	$(0.32)	$(0.05)	$(0.35)	$(0.23)

Diluted net loss per common share
Continuing operations	$(0.32)	$(0.06)	$(0.35)	$(0.12)
Discontinued operations	-	0.01	-	(0.11)
Net loss	$(0.32)	$(0.05)	$(0.35)	$(0.23)

Weighted average shares outstanding:
Basic	80,998	65,536	78,534	65,377
Diluted	80,998	65,536	78,534	65,377

Other comprehensive loss:
Net unrealized gain on foreign exchange rate translation, net of tax	(36)	(626)	(108)	(725)
Comprehensive loss	$(25,945)	$(2,145)	$(27,640)	$(13,027)

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma (Loss) Before Income Tax for the Three Months Ended September 30,

	GAAP Information				Adjusted Pro Forma Information
	Three Months Ended September 30,				Three Months Ended September 30,
	2015	% of sales	2014	% of sales	2015	% of sales	2014	% of sales
Net revenues	$31,331		$23,067		$31,331		$23,067
Gross profit	5,371	17.1%	5,512	23.9%	5,371	17.1%	5,512	23.9%
Operating expenses (1)	27,918	89.1%	7,507	32.5%	9,690	30.9%	6,610	28.7%
Income (loss) from operations	(22,547)		(1,995)		(4,319)		(1,098)
Other expense, net (2)	(4,160)		1,048		(3,551)		349
Income (loss) from continuing operations before income tax	$(26,707)		$(947)		$(7,870)		$(749)

	Three Months Ended September 30,
	2015		2014

(1) Pro forma adjustments to operating expenses consist of the following:
Transaction and transition costs	$884		$897
Goodwill and intangible impairment	17,344		-
Acquisition costs	-		-
Total adjustments	$18,228		$897

(2) Pro forma adjustments to other expense, net consist of the following:
Transaction and transition costs	$-		$-
Mark-to-market adjustments	(749)		(699)
Write-off of Distribution sale working capital note	1,358		-
Total adjustments	$609		$(699)

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma (Loss) Before Income Tax for the Six Months Ended September 30,

	GAAP Information				Adjusted Pro Forma Information
	Six Months Ended September 30,				Six Months Ended September 30,
	2015	% of sales	2014	% of sales	2015	% of sales	2014	% of sales
Net revenues	$65,702		$45,127		$65,702		$45,127
Gross profit	14,088	21.4%	10,231	22.7%	14,088	21.4%	10,231	22.7%
Operating expenses (1)	38,272	58.3%	14,930	33.1%	18,908	28.8%	12,976	28.8%
Income (loss) from operations	(24,184)		(4,699)		(4,820)		(2,745)
Other expense, net (2)	(4,160)		(434)		(6,525)		(978)
Income (loss) before income tax	$(28,344)		$(5,133)		$(11,345)		$(3,723)

	Six Months Ended September 30,
	2015		2014

(1) Pro forma adjustments to operating expenses consist of the following:
Transaction and transition costs	$2,020		$1,954
Goodwill and intangible impairment	17,344		-

Total adjustments	$19,364		$1,954

(2) Pro forma adjustments to other expenses consist of the following:
Write-off of Distribution sale working capital note	$1,358		$-
Mark-to-market adjustments	(3,723)		(544)
Total adjustments	$(2,365)		$(544)

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months		Six Months
	September 30,		September 30,
	2015	2014	2015	2014
Net loss from continuing operations, as reported	$(26,033)	$(1,882)	$(27,481)	$(5,306)
Interest expense, net	3,571	838	6,133	1,379
Income tax expense	(674)	119	(466)	173
Loss on early extinguishment of debt, net	-	816	-	816
Depreciation and amortization	3,454	1,845	6,605	3,614
Share-based compensation	207	602	183	960
Mark-to-market adjustments	(749)	(669)	(3,723)	(544)
Goodwill and intangible impairment	17,344	-	17,344	-
Write-off of Distribution sale working capital note	1,358	-	1,358	-
Infrastructure expansion	-	-	-	1,093
Transaction and transition costs	884	897	2,020	1,954
Adjusted EBITDA	$(638)	$2,566	$1,973	$4,139

Investor Relations

Liolios Group, Inc.

Cody Slach

1-949-574-3860

SPDC@liolios.com